UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2008

Trubion Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33054	52-2385898
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2401 4th Avenue, Suite 1050, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 838-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 27, 2008, Trubion Pharmaceuticals, Inc. announced that it has initiated a Phase 1/2 clinical trial of TRU-016, the company’s lead proprietary Small Modular ImmunoPharmaceutical (SMIP™) drug candidate for the treatment of chronic lymphocytic leukemia (CLL). In addition, Trubion also announced that its collaboration partner Wyeth Pharmaceuticals, has filed an investigational new drug (IND) application for SBl-087 for rheumatoid arthritis (RA), and that clinical trial sites are preparing to enroll patients in a Phase 1 Study. In collaboration with Trubion, Wyeth is developing SBl-087 and other CD20-directed products.

Trubion also provided updates on its product pipeline, which included the announcement of the protocol details and design of its next Phase 2b study of TRU-015 for patients with RA. Among other pipeline updates, Trubion announced today that Wyeth, in reviewing the competitive landscape for CD20-directed therapies, has determined not to pursue such therapies for oncology indications and, as a result, has discontinued clinical development of TRU-015 for non-Hodgkin’s lymphoma.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Trubion Pharmaceuticals, Inc., dated March 27, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trubion Pharmaceuticals, Inc.

March 27, 2008	By:	Michelle G. Burris

Name: Michelle G. Burris
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Trubion Pharmaceuticals, Inc., dated March 27, 2008